Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Susquehanna Bancshares, Inc. of our report dated March 5, 2007, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Community Banks, Inc. appearing in Susquehanna Bancshares, Inc. Form 8-K filed on November 6, 2007.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Harrisburg, Pennsylvania November 1, 2007